Exhibit 10.03
     This instrument and the rights and obligations evidenced hereby are subordinated in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of December 29, 2008 by and among Wang Xin, as representative for the creditors set forth on Exhibit A thereto, Beijing Zhangzhong MIG Information Technology Co., Ltd., a domestic limited liability company organized under the laws of the PRC (the “Company”), Glu Mobile Inc., a Delaware corporation (“Parent”) , certain direct and indirect subsidiaries of Borrower from time to time party thereto, and Silicon Valley Bank, a California banking corporation (the “Senior Lender”),to the indebtedness (including interest) owed by Parent pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 29, 2008 among Parent, certain affiliates of Parent, and the Senior Lender, and as such Loan and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time in accordance with such Subordination Agreement, and to indebtedness refinancing the indebtedness under such agreements to the extent permitted by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.
SECURED PROMISSORY NOTE

$2,500.000	December 29, 2008
     1. Obligation. Beijing Zhangzhong MIG Information Technology Co., Ltd., a domestic limited liability company organized under the laws of the PRC (the “Company”), hereby promises to pay to Wang Xin or his direct or indirect assignee thereof in accordance with Section 12 hereof (Wang Xin and any such asignee, a “Holder”) the principal sum equal to an amount in lawful currency of the PRC having a value of $2,500,000 (calculated as set forth below), in installments on the payment dates (each such date, a “Payment Date”) set forth in the table below (and in the amount opposite the applicable payment date), at such place as Holder may direct. Simple interest on such principal amount shall begin to accrue on April 1, 2009 on the then-outstanding principal amount, at a rate of seven percent (7%) per annum, compounded annually. All payments on this Note shall be paid in lawful money of the PRC. All interest which has then accrued on the entire principal amount of this Note shall become immediately due and payable as of each Payment Date.

Payment Date	Payment Amount (exclusive of interest)
March 31, 2010	$625,000
June 30, 2010	$625,000
September 30, 2010	$625,000
December 31, 2010	$625,000

     Each payment set forth in the table above, and each payment of accrued interest that is payable on each Payment Date, shall paid in lawful currency of the PRC having a value equal to the U.S. dollar amount set forth in the table above plus the U.S. dollar amount of accrued interest thereon, multiplied by the prevailing exchange rate published on http://www.oanda.com/convert/classic for the last business day prior to the applicable Payment Date (or if such rate is not then available on such, at prevailing rates in New York City at the close of business on the last business day prior to the date of such payment).
     Notwithstanding the above interest rate, after the occurrence and during the continuance of any Event of Default (as defined below), all principal then outstanding under this Note shall bear interest at a default rate equal to 12.0% per annum.
     2. Prepayment. Borrower may at any time, without penalty, upon at least five (5) days prior written notice to the Holder, prepay in whole or in part the unpaid principal sum of this Note, plus any unpaid accrued interest under this Note. All payments will first be applied to the repayment of accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal.
     3. Default; Acceleration of Obligation; Remedies. Time is of the esssence with respect to the Company’s obligations under this Note. The Company will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon and as of the occurrence of any of the following events (each an “Event of Default”): (a) the Company’s failure to make any payment on any applicable Payment Date of the principal and interest then due; (b) any representation or warranty contained in the Amendment Agreement or the Security Agreement being untrue or incorrect in any material respect when made; (c) any breach of any covenant of the Company contained in the Amendment Agreement, as defined below, or the Security Agreement, as defined below, and as to any breach that is capable of being cured, such breach is not cured within 30 days following the giving of notice by the Holder or the Representative (as defined in the Amendment Agreement); (d) upon the filing by or against the Company of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days after the filing of such petition; (e) upon the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of the Company’s assets or property; (f) any Event of Default shall have occurred and be continuing under the Loan and Security Agreement dated as of February 14, 2007 between the Company and Silicon Valley Bank (“SVB”), as from time to time amended or restated, which Event of Default shall either (a) consist of the failure to pay any amounts of principal or interest due thereunder (and which failure shall not have been waived by SVB), or (b) have resulted in the acceleration of the maturity of all loans outstanding thereunder; (g) immediately prior to the dissolution, liquidation or winding up of the Company or any merger or consolidation of the Company with or into another entity; or (h) any transaction or series of transactions whereby which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), (x) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company (taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (y) otherwise obtains the right to elect a majority of the members of the Company. Upon the occurrence of an Event of

Default, Holder shall be immediately entitled to exercise any and all rights and remedies possessed by Holder (or which Holder may hereafter possess) under this Note or at law, in equity or by statute. In the event this Note is placed in the hands of an attorney for collection following an Event of Default, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, the Company agrees to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys’ fees and all court costs.
     For purposes of this Note, the term “Amendment Agreement” shall mean that certain First Amendment to Agreement and Plan of Merger, dated December 29, 2008, by and among Glu Mobile, Inc. (“Parent”), Awaken (Beijing) Communications Technology Co. Ltd., a wholly foreign-owned enterprise organized under the laws of the PRC, the Company, Beijing Qinwang Technology Co. Ltd., a domestic limited liability company organized under the laws of the PRC, Wang Xin, as the representative of (and on behalf of each of) the former shareholders of Awaken Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Awaken”), and each of the former shareholders of Awaken party hereto.
     4. Guaranty and Security Interest. The performance of the Company of its obligations under this Note is guaranteed pursuant to a Guaranty entered into by Glu Mobile, Inc, (“Parent”), the Holder and Wang Bin, dated of even date herewith (the “Guaranty”), which Guaranty is secured by security interests granted pursuant to a Security Agreement entered into by Parent, the Secured Parties named therein and Wang Xin, as Collateral Agent, dated of even date herewith (the “Security Agreement”).
     5. Tax Withholding.
     (a) The parties hereto intend that payments by the Company under this Note will be treated as compensation for purposes of Chinese individual income tax and payroll tax. Regardless of any action the Company or any affiliate of the Company takes with respect to any or all income tax, withholding tax, social insurance, payroll tax, payment on account or other applicable taxes (“Tax Items”) in connection with the Note (including any interest paid on the Note), Holder hereby acknowledges and agrees that the ultimate liability for all Tax Items legally due and payable by Holder with respect to the amounts payable to Holder hereunder are and will remain the responsibility of Holder.
     (b) Holder acknowledges and agrees that neither the Company nor any affiliate of the Company make any representations or undertakings regarding the tax treatment of any aspect of the Note.
     (c) Holder acknowledges and agrees that any amounts payable by the Company in respect of the Notes (including any interest) shall be reduced by any withholding tax that may be required under applicable laws and Holder authorizes the Company and/or any affiliate of the Company to satisfy the obligations with regard to all Tax Items legally payable by Holder by withholding such amount from the payment amount due to Holder on any applicable payment date.
     (d) If any amount of Tax Items that the Company or any affiliate of the Company is required to withhold as a result of the Note cannot be satisfied by the means set forth in Section 5(c), (i) Holder may pay to the Company or an affiliate of the Company such amount or (ii) the Company may offset such amount against subsequent payments under this Note.
     7. Waiver and Amendment. This Note is issued pursuant to that certain Amendment to Employment Agreement, dated of even date herewith, by and between the Company and the Holder (as so amended, the “Employment Agreement”). This Note, as well as that certain note issued pursuant to that certain Employment Agreement dated as of November 28, 2007 by and between Wang Bin and MIG, as amended by that certain Amendment to Employment Agreement dated December 29, 2008, shall be deemed to rank pari passu in seniority and right to payment to each other. Any provision of the Notes may be amended or modified only by a writing signed by both the Company and the Holder. Except as provided below with respect to waivers by the Company, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of the Company hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing.
     8. Waivers of Company. The Company hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.
     9. Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of New York as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.
     10. Severability; Headings. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.
     11. Jurisdiction; Venue. Each of the undersigned hereby irrevocably submits to the in personam jurisdiction of the state courts of the State of New York and of the United States District Court that is located in New York, New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Note. EACH PARTY TO THIS NOTE HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.
     12. Assignment. This Note may only be transferred by Holder upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new Note for like principal amount and interest will be issued by the Company to, and registered by the Company in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Without limiting the generality of the foregoing, each Holder of this Note is entitled to the full benefits of this Note and may enforce the provisions of the same and exercise the remedies provided hereby or thereby or otherwise available with respect hereto or thereto.
     13. Loss/Affidavit. On receipt by the Company of an affidavit of an authorized representative of Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Company, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Company, such Holder must provide indemnity sufficient in the reasonable judgment of the Company to protect the Company from any loss which the Company may suffer if a lost, stolen or destroyed Note is replaced.
     14. Ipso Facto. All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate allowed under applicable law (the “Maximum Rate”). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and Holder with respect to the indebtedness evidenced hereby.
     13. Entire Agreement. This Note, together with the Security Agreement, the Guaranty, the the Employment Agreement and the Amendment Agreement constitute the entire understanding and agreement of the Company and the holder of this Note with respect to the subject matter hereof, and supersedes all prior understandings and agreements with respect to such matters.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first above written.

COMPANY BEIJING ZHANGZHONG MIG INFORMATION TECHNOLOGY CO. LTD.
By:	/s/ [signature is in chinese text]
	Name:	[chinese text]
Title: